UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 24, 2017 (March 20, 2017)

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
On March 20, 2017, after review of the compensation of certain executive officers of comScore, Inc., a Delaware corporation (the “Company”), and with input from Compensia, its outside compensation consultant, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following cash bonus awards for the executive officers named below:

Name and Principal Position	Performance Component	Incentive Component	Total
Michael Brown Chief Technology Officer	$45,900	$100,000	$145,900
David Chemerow Chief Financial Officer	$64,834	$100,000	$164,834
Cameron Meierhoefer Chief Operating Officer	$57,408	$100,000	$157,408
A portion of each executive’s bonus, labeled “Performance Component” in the table above, was based on the executive’s individual performance during 2016. The remainder of each executive’s bonus, labeled “Incentive Component” in the table above, was designed to be consistent with the value of immediately vesting equity incentive awards granted in previous years. The Committee did not award any bonus for achievement of Company financial objectives for 2016.
Each bonus will be paid in a lump sum, less applicable deductions and withholdings, on March 31, 2017, subject to the relevant officer’s continued employment through the payment date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow
Chief Financial Officer
Date: March 24, 2017